UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Boulevard Richardson, Texas	75082-4305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 820-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

RealPage, Inc. (“we” or “us”) filed a Form 8-K with the Securities and Exchange Commission on December 4, 2017 (the “Original Filing”) to report the completion of our previously announced acquisition of substantially all of the assets and liabilities that comprise the multifamily revenue optimization business of Rainmaker Group Ventures, LLC, commonly referred to as Rainmaker’s Lease Rent Options (LRO) business. We filed a Form 8-K/A on February 15, 2018, which amended the Original Filing to provide the financial statements and pro forma financial information required under Item 9.01 of Form 8-K related to our acquisition of LRO.

This filing is being made to provide certain updated pro forma information as provided in Item 9.01 below.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited combined condensed pro forma statement of operations for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer, Executive Vice President and Treasurer

Date: May 21, 2018